Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                          For the Month of May 1998
                      Distribution Date of June 15, 1998
                           Servicer Certificate #14

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $319,191,363.71
Beginning Pool Factor                                           0.6544257

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,323,271.95
     Interest Collected                                     $2,661,795.11

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $446,856.23
Total Additional Deposits                                     $446,856.23

Repos / Chargeoffs                                            $578,731.40
Aggregate Number of Notes Charged Off                                 117

Total Available Funds                                      $14,431,923.29

Ending Pool Balance                                       $307,289,360.36
Ending Pool Factor                                              0.6300235

Servicing Fee                                                 $265,992.80

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $17,350,905.49
     Target Percentage                                               5.25%
     Target Balance                                        $16,132,691.42
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($1,218,214.07)
     Ending Balance                                        $16,132,691.42

Current Weighted Average APR:                                      10.114%
Current Weighted Average Remaining Term (months):                   37.65

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $2,415,681.35     1,866
                                31 - 60 days            $591,574.94       500
                                60+  days               $270,974.13       114

     Total:                                           $3,278,230.42     1,882

     Balances:                  60+  days             $3,339,966.30       114

Memo Item - Reserve Account
     Prior Month                                     $16,757,546.59
+    Invest. Income                                      $85,902.73
+    Excess Serv.                                       $507,456.17
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $17,350,905.49

Exhibit 20.6
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of May 1998

                                                                               NOTES
                                                          (Money Market)
                                             TOTAL           CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                        $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%            100.00%              0.00%             0.00%
     Coupon                                                         5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                  $319,191,363.71
Ending Pool Balance                     $307,289,360.36

Collected Principal                      $11,323,271.95
Collected Interest                        $2,661,795.11
Charge - Offs                               $578,731.40
Liquidation Proceeds / Recoveries           $446,856.23
Servicing                                   $265,992.80
Cash Transfer from Reserve Account                $0.00
Total Collections Available
  for Debt Service                       $14,165,930.49

Beginning Balance                       $319,191,363.71              $0.00    $125,691,363.71    $176,000,000.00    $17,500,000.00

Interest Due                              $1,756,470.97              $0.00        $665,116.80        $990,000.00       $101,354.17
Interest Paid                             $1,756,470.97              $0.00        $665,116.80        $990,000.00       $101,354.17
Principal Due                            $11,902,003.35              $0.00     $11,902,003.35              $0.00             $0.00
Principal Paid                           $11,902,003.35              $0.00     $11,902,003.35              $0.00             $0.00

Ending Balance                          $307,289,360.36              $0.00    $113,789,360.36    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                      0.0000             0.5137             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                      $13,658,474.32              $0.00     $12,567,120.15        $990,000.00       $101,354.17

Interest Shortfall                                $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                               $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                              $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                            $507,456.17
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance           $17,350,905.49
(Release) / Draw                         ($1,218,214.07)
Ending Reserve Acct Balance              $16,132,691.42

Exhibit 20.6
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  May, 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    5                  4                 3                   2                   1
                                 Jan-98             Feb-98            Mar-98              Apr-98              May-98
Beginning Pool Balance      $376,878,114.73    $360,247,735.24    $346,931,674.81     $333,641,595.71    $319,191,363.71

A)   Loss Trigger:
Principal of Contracts
  Charged Off                 $1,027,934.74      $1,376,786.24       $612,503.09          $885,640.43        $578,731.40
Recoveries                      $670,263.72        $752,632.58       $628,861.47        $1,150,936.44        $446,856.23

Total Charged Off (Months 5, 4, 3)               $3,017,224.07
Total Recoveries (Months 3, 2, 1)                $2,226,654.14
Net Loss / (Recoveries) for 3 Mos                  $790,569.93 (a)

Total Balance (Months 5, 4, 3)               $1,084,057,524.78 (b)

Loss Ratio Annualized  [(a/b) * (12)]                   0.8751%

Trigger:  Is Ratio > 1.5%                                   No
                                                                      Mar-98              Apr-98              May-98

B)   Delinquency Trigger:                                          $3,065,251.46        $3,441,337.34      $3,339,966.30
     Balance delinquency 60+ days                                       0.88353%             1.03145%           1.04638%
     As % of Beginning Pool Balance                                     1.12759%             1.03180%           0.98712%
     Three Month Average

Trigger:  Is Average > 2.0%                                 No

C)   Noteholders Percent Trigger:                       3.3076%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                 No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer